Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Nederland B.V.	Netherlands
5	Charles River Laboratories Holding SAS	France
6	Charles River Laboratories France C.R.L.F. SAS	France
7	BioFocus DPI (Holdings) Ltd.	United Kingdom (England)
8	Charles River Laboratories Belgium SRL	Belgium
9	Charles River Laboratories España SA	Spain
10	Charles River Laboratories Italia Srl	Italy
11	Charles River Laboratories Germany Holding GmbH	Germany
12	Charles River Laboratories Poland Sp. Z.o.o.	Poland
13	Charles River Laboratories Ireland Limited	Ireland
14	Charles River Laboratories Research Models and Services, Germany GmbH	Germany
15	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
16	Charles River Laboratories Group	United Kingdom (Scotland)
17	Charles River Laboratories Edinburgh Ltd.	United Kingdom (Scotland)
18	Charles River ULC	Nova Scotia, Canada
19	Charles River Laboratories Montreal, ULC	Nova Scotia, Canada
20	Charles River Laboratories Australia Pty. Ltd.	Australia
21	Zhanjiang A&C Biological Ltd.	China
22	Charles River Laboratories Korea	Korea
23	Charles River Laboratories Asia Holdings Limited	Hong Kong
24	Charles River Laboratories Germany GmbH	Germany
25	Charles River Discovery Research Services, Inc.	Michigan
26	Charles River Laboratories India Private Limited	India
27	Charles River Discovery Research Services Finland	Finland
28	Accugenix Inc.	Delaware
29	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
30	Charles River Detecçăo Microbiana e de Endotoxina Participaçơes Ltda	Brazil
31	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
32	Charles River Endotoxin Microbial Detection Europe SAS	France
33	Charles River Laboratories Holdings Limited	United Kingdom (England)
34	Charles River Discovery Research Services UK Limited	United Kingdom (England)
35	Argenta Discovery 2009 Limited	United Kingdom (England)
36	Charles River Laboratories Cleveland, Inc.	Delaware
37	Charles River Endotoxin and Microbial Detection Israel	Israel
38	Charles River Discovery Research Services Germany GmbH	Germany
39	Celsis Group Limited	United Kingdom (England)
40	Celsis International Limited	United Kingdom (England)
41	Celsis Limited	United Kingdom (England)
42	Celsis International B.V.	Netherlands
43	Charles River Microbial Solutions Germany GmbH	Germany
44	Charles River Laboratories SA France Acquisition SAS	France

45	Charles River Laboratories France Safety Assessment SAS	France
46	CRL Safety Assessment, Inc.	Delaware
47	Charles River Laboratories SA USA, Inc.	Delaware
48	Charles River Laboratories Ashland, LLC	Delaware
49	Charles River Laboratories SA Netherlands Holdings B.V.	Netherlands
50	Charles River Laboratories I Delaware Holdings, Inc.	Delaware
51	Charles River Laboratories II Delaware Holdings, Inc.	Delaware
52	Charles River Laboratories Den Bosch B.V.	Netherlands
53	Zhejiang Vital River Laboratory Animal Technology Co. Ltd.	China
54	Charles River Microbial Solutions International Limited	Ireland
55	KWS BioTest Limited	United Kingdom (England)
56	Charles River Microbial Solutions (Shanghai) Company Limited	China
57	Charles River Laboratories Denmark ApS	Denmark
58	CRL Group International France	France
59	CRL Group France	France
60	Charles River Laboratories Evreux	France
61	Charles River Laboratories Saint Nazaire	France
62	Charles River Laboratories Hungary	Hungary
63	Charles River Laboratories Switzerland AG	Switzerland
64	Charles River Laboratories Cell Solutions, Inc.	California
65	Cobra Biologics Limited	United Kingdom (England)
66	Guangdong Vital River Laboratory Animal Technology Co. Ltd	China
67	Si Chuan Vital River Laboratory Animal Technologies Co. Ltd.	China
68	Charles River Laboratories Japan G.K.	Japan
69	Charles River Laboratories Sweden AB	Sweden
70	Retrogenix Limited	United Kingdom (England)
71	Cobra Biologics Holding Limited	United Kingdom (England)
72	MDRH Holdings, LLC	Delaware
73	Indigo, LLC	Delaware
74	Charles River Accelerator & Development Laboratories (Shanghai) Company Limited	China
75	Zhanjiang Puju Biological Co. Ltd.	China
76	SAMDI Tech Inc.	Delaware